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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 26, 1995, with respect to the consolidated financial statements of E-Systems, Inc. and Subsidiaries as of December 31, 1993 and December 31, 1994 and for the three years ended December 31, 1994, included or incorporated by reference in the Form 8-K of Raytheon Company and Subsidiaries Consolidated.

We also consent to the use of our report dated January 26, 1995, with respect to the consolidated financial statements of E-Systems, Inc. and Subsidiaries incorporated by reference in the Registration Statements on Form S-8 (File Nos. 2-55841, 2-87308, 2-93903, 2-93871, 33-3720, 33-3723, 33-5650, 33-10811, 33-
14165, 33-15242, 33-15396, 33-15397, 33-15398, 33-21454, 33-21741, 33-22211, 33-
23449, 33-23751, 33-24695, 33-49041 and 33-49033) and on Form S-3 (File Nos. 33-
49045 and 33-49269) of Raytheon Company and Subsidiaries Consolidated.



                                                Ernst & Young LLP


Dallas, Texas
May 5, 1995